UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2025

XBP Europe Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40206	85-2002883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 East Grauwyler Road Irving, Texas	75061
(Address of principal executive offices)	(Zip Code)

(844) 935-2832

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	XBP	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	XBPEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 3, 2025, a subsidiary of XBP Europe Holdings, Inc. (“XBP” or the “Company”) entered into a Membership Interest Purchase Agreement (the “MIPA”) to acquire Exela Technologies BPA, LLC, together with its subsidiaries (collectively, the “BPA Group”). The BPA Group is currently owned by Exela Technologies, Inc. (“ETI”), XBP’s indirect parent.  Pursuant to the MIPA, XBP will acquire the BPA Group, which comprises ETI’s American and Asian operating businesses, for nominal consideration of $1.00. The consideration reflects the encumbered nature of the BPA Group’s assets and the fact that it is the subject of ongoing Chapter 11 bankruptcy proceedings (the “Chapter 11 Cases”).

The closing of the transaction is subject to conditions, including the entry of an order by the applicable bankruptcy court and the contribution and distribution of certain entities, all of which must occur on or before July 14, 2025. In addition, if the BPA Group does not emerge from Chapter 11 by August 7, 2025, the parties to the MIPA have agreed to rescind the transaction, unless an extension is agreed. The MIPA also provides for the potential restructuring of the transaction to optimize tax efficiency, subject to applicable law and provided that the economic benefits to XBP remain substantially unchanged.

Also on July 3, 2025, XBP entered into a Transaction Support Agreement with the debtors in the Chapter 11 Cases (the “Debtors”). Under this agreement, XBP and the Debtors have agreed to support and undertake all commercially reasonable actions necessary to facilitate the restructuring contemplated by the Debtors’ Plan of Reorganization filed in the Chapter 11 Cases (the “Plan”), including, among other things, obtaining shareholder approvals required for and then issuing shares of XBP common stock in satisfaction of certain claims against the Debtors, as described in the Plan.

The Plan embodies a comprehensive settlement among the Debtors, an ad hoc group of holders of the Debtors’ 11.5% secured notes due 2026, ETI, certain non-debtor subsidiaries of ETI, and the official committee of unsecured creditors appointed in the Chapter 11 Cases. The Bankruptcy Court has confirmed the Plan, and the material terms of the contemplated restructuring are detailed in the Plan.

Copies of the MIPA and the Transaction Support Agreement are filed as exhibits to this Current Report on Form 8-K. The foregoing description is qualified in its entirety by reference to the full text of such agreements.

Additional information regarding the Debtors and the Chapter 11 Cases is available on the Debtors’ restructuring website at https://cases.omniagentsolutions.com/?clientId=3734. The information on that website is provided for convenience only and shall not be deemed incorporated by reference into, or otherwise made part of, this or any other filing with the Securities and Exchange Commission.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the anticipated acquisition of the BPA Group, the outcome of the Chapter 11 proceedings, the satisfaction of closing conditions, the implementation of the Plan of Reorganization, the issuance of shares of XBP common stock, and other future events or developments. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from those expressed or implied in such statements. These risks and uncertainties include, among others, the ability of the parties to complete the transactions described herein on the anticipated terms and timeline, the outcome of the bankruptcy process, receipt of required approvals, satisfaction of closing conditions, and other factors identified in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement dated July 3, 2025
10.2	Transaction Support Agreement July 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2025

XBP EUROPE HOLDINGS, INC.

By:	/s/ Dejan Avramovic
Dejan Avramovic
Chief Financial Officer